UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 5, 2007

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Employment Agreements with Executive Officers

On October 5, 2007, the Company entered into employment agreements with Mark S. Gorder, the President and Chief Executive Officer of the Company, and each of the other executive officers of the Company: Scott Longval, Chief Financial Officer, Steven M. Binnix, Vice President and General Manager of RTI Electronics, Christopher D. Conger, Vice President, Research and Development, Michael P. Geraci, Vice President, Sales and Marketing and Dennis L. Gonsior, Vice President, Global Operations.

The employment agreement with Mr. Gorder is based on his prior employment agreement and incorporates the provisions of the change in control agreement with the Company that was then in effect, and the existing change of control agreement was terminated. See Item 1.02. The employment agreements with the other executive officers also contain a similar change in control provision.

The employment agreements contain the following material terms:

•	a term expiring on April 30, 2008, subject to automatic renewal for additional one year terms unless either party gives notice of non-renewal;
•	a base salary as determined by the Board of Directors of the Company or the Compensation Committee, but in no event less than their current base salaries for 2007;
•	the right to performance bonuses based on such percentage of base salary as determined by the Board of Directors of the Company or the Compensation Committee;
•

participation in the Company’s employee benefit plans and programs, including medical benefit programs, stock options and equity awards under plans in effect from time to time or any additional plans or programs as the Company may provide for the Company’s executive officers;

•

in the event of the termination of the executive’s employment without cause, the payment of the executive’s base salary and medical benefits for a severance period equal to one year (two years in the case of Mr. Gorder with respect to salary); provided that for any employee that has less than 12 years of continuous service with the Company, the severance period will be equal to 30 days for each year of continuous full-time employment, but in no event less than 90 days or more than one year. The Company is required to pay the present value of the base salary in a lump sum, using a discount rate of 6%;

•

in the event that (i) there occurs a change in control of the Company or sale of the Company’s assets accounting for 90% of more of the Company’s sales and (ii) the executive’s employment is involuntarily terminated within one year afterwards, payment of his base salary for one year (two years for Mr. Gorder) in a lump sum and continuation of his medical benefits for a period of one year;

•

in the sole and absolute discretion of the Board of Directors, in the event that the executive is terminated without cause or there occurs a change of control of the Company followed by the Executive’s involuntary termination, the Company may elect to pay executive a prorated amount of the bonus that executive would have been entitled to receive for the year in which he was terminated;

•

the immediate vesting of all stock options and equity awards held by the executive in the event of a change in control or in the event that the executive’s employment is terminated (i) by the Company for any reason other than cause or (ii) by the executive under circumstances that constitute an involuntary termination; and

•

a one year non-competition covenant (or, if longer, for so long as the period with respect to which Executive is entitled to receive, or has received, payment of severance following a termination by the Company without cause or change of control) and covenants concerning confidentiality and inventions.

In the event that the Company gives a notice of non-renewal to the executive and, within 12 months after the date of the non-renewal notice, the executive’s employment is terminated by the Company for any reason other than cause or the death or disability of executive, then the executive shall be entitled to the severance benefits described above with respect to a termination without cause except that the severance period shall be reduced by the number of days between the date of the non-renewal notice and the termination of executive’s employment.

In addition, the Company’s employment agreement with Mr. Gorder provides that the Company will:

•	maintain a disability policy for his benefit;
•	reimburse him for his country club membership fees; and
•

provide him with an automobile for use in connection with the performance of his duties under the employment agreement and reimburse him for all expenses reasonably incurred by him for its maintenance and operation, including fuel.

As used in the Agreement:

“Asset Sale” means the sale of the assets of the Company (including the stock or assets of subsidiaries of the Company) to which are attributable 90% or more of the consolidated sales volume of the Company.

“Cause” means the following, provided that, in the case of circumstances described in the fourth through sixth clauses below, the Company must have first given written notice to executive, and executive shall have failed to remedy the circumstances as determined in the sole discretion of the Board of Directors of the Company within 30 days after such notice:

•	fraud or dishonesty in connection with executive’s employment or theft, misappropriation or embezzlement of the Company’s funds;
•

conviction of any felony, crime involving fraud or knowing misrepresentation, or of any other crime (whether or not such felony or crime is connected with his employment) the effect of which in the judgment of the Board of Directors of the Company is likely to adversely affect the Company or its affiliates;

•	material breach of executive’s obligations under the employment agreement;
•	repeated and consistent failure of executive to be present at work during normal business hours unless the absence is because of a disability as defined in the agreement;
•	willful violation of any express direction or requirement established by the Board of Directors of the Company, as determined by a majority of Board of Directors of the Company;
•

insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, executive’s duties under the employment agreement, as determined by a majority of the Board of Directors of the Company; or

•	use of alcohol or other drugs which interfere with the performance by executive of his duties, or use of any illegal drugs or narcotics.

“Change of control” of the Company means an “asset sale” or a “change in majority stock ownership.”

“Change in majority stock ownership” means the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any affiliate or associate as defined in Rule 12b-2 under the Exchange Act of such person, or any group of persons acting in concert, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of capital stock of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding securities.

“Involuntarily terminated” means:

•	any termination of the employment of executive by the Company other than for cause, death or disability; or
•	any termination of employment of the executive by executive following:

•	a material diminution in the executive’s base compensation;
•	a material diminution in the executive’s authority, duties, or responsibilities;
•

a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that a executive report to a corporate officer or employee instead of reporting directly to the board of directors;

•	a material diminution in the budget over which the executive retains authority;
•	a material change in the geographic location at which the executive must perform the services; or
•	any other action or inaction that constitutes a material breach by the Company of this Agreement.

Provided, however, that with respect to any termination by executive pursuant to the foregoing, executive shall have first provided notice to the Company of the existence of the condition proposed to be relied upon within 90 days of the initial existence of the condition, and shall have given the Company a period of 30 days during which it may remedy the condition and the Company shall have failed to do so during such period.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Amendment of Loan and Security Agreement

On October 5, 2007, the Company entered into a First Amendment to Loan and Security Agreement with La Salle Bank, National Association (the “Lender”). The amendment amended the tangible net worth covenant in the Loan and Security Agreement by and among the Company, Resistance Technology, Inc., RTI Electronics, Inc. and IntriCon Tibbetts Corporation and the Lender effective as of September 30, 2007. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As disclosed in Item 1.01 above, the Termination Agreement Following Change of Control or Asset Sale between the Company and Mark S. Gorder dated December 14, 2004 was terminated on October 5, 2007 in connection with the execution of Mr. Gorder’s new employment agreement. The terms of such agreement were substantially the same as the change of control provisions in Mr. Gorder’s new employment agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2007, the Board approved an amendment to the bylaws to add Section 1.07 to provide that the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of shareholders shall constitute a quorum for the purposes of consideration and action on the matter.

Prior to the amendment, the bylaws did not address quorum requirements; however, the quorum requirement provided by Section 1.07 is intended to provide the same requirement that exists under Pennsylvania law.

In connection with the amendment, the Bylaws were amended and restated to include such amendment. A copy of the amended and restated bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the bylaw amendment does not purport to be complete and is qualified in its entirety by reference to Section 1.07 of the amended and restated bylaws.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

3.1	Amended and Restated Bylaws.
10.1	Employment Agreement between the Company and Mark S. Gorder dated as of October 5, 2007.
10.2	Form of Employment Agreement between the Company and each of the other executive officers of the Company dated as of October 5, 2007.
10.3

First Amendment to Loan and Security Agreement dated as of September 30, 2007, by and among IntriCon, Resistance Technology, Inc., RTI Electronics, Inc. and IntriCon Tibbetts Corporation and LaSalle Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation

	By:	/s/ Scott Longval
Date: October 12, 2007		Scott Longval Chief Financial Officer

Exhibit Index

3.1	Amended and Restated Bylaws.
10.1	Employment Agreement between the Company and Mark S. Gorder dated as of October 5, 2007.
10.2	Form of Employment Agreement between the Company and each of the other executive officers of the Company dated as of October 5, 2007.
10.3

First Amendment to Loan and Security Agreement dated as of September 30, 2007, by and among IntriCon, Resistance Technology, Inc., RTI Electronics, Inc. and IntriCon Tibbetts Corporation and LaSalle Bank National Association.